FOR IMMEDIATE RELEASE

Monday, August 12, 2019

CONTACT:

Meredith Gremel, Vice President, Corporate Affairs & Communications, SpartanNash, 616-878-2830

SpartanNash Announces Leadership Transition

Chairman and Former CEO, Dennis Eidson, Appointed Interim President and CEO; Dave Staples Resigns

Announces Decision to Exit its Fresh Kitchen Operations

Announces Preliminary Second Quarter 2019 Net Sales and Earnings Results; Updates Fiscal 2019 Outlook

Grand Rapids, Michigan – SpartanNash Company (Nasdaq: SPTN) ("SpartanNash" or the "Company") today announced that its Board of Directors has appointed the Company's Chairman, Dennis Eidson, to the additional roles of Interim President and CEO, effective immediately. Mr. Eidson will serve in these additional roles until the next CEO is identified. Mr. Eidson served as CEO from 2008-2017, and previously served as SpartanNash's President, Chief Operating Officer and Executive Vice President of Marketing and Merchandising during his 16-year tenure with the Company. The Board also announced that it has accepted the resignation of President and CEO, Dave Staples, who is leaving the Company and the SpartanNash Board.

"The Board remains confident in the Company's strategic direction and its ability to generate top line growth; however, execution has fallen short of our expectations and we believe that now is the time for a leadership change," said Douglas Hacker, Lead Independent Director of the Board. "I want to thank Dennis for returning to the leadership position to guide the Company's efforts in revitalizing performance and maximizing long-term shareholder value."

Mr. Hacker continued, "On behalf of the Board, I also want to thank Dave for his contributions to SpartanNash throughout his tenure. Since joining the Company in 2000, Dave has presided over numerous successful business initiatives and has been instrumental in driving SpartanNash's growth. We wish him well in the future."

"I am confident in the strength of our platform and look forward to working with our talented team to deliver improved performance," said Mr. Eidson. "Our focus will be on enhancing our distribution business, driving operational execution and organizational development while positioning SpartanNash to achieve long-term profitable growth and improved value for shareholders. In order to provide transparency, we have elected to preview our second quarter financial results, as well as our current outlook for the balance of the year."

Exit of Fresh Kitchen Operations

SpartanNash is announcing that it has made the decision to exit its Indianapolis-based Fresh Kitchen operations to improve operating earnings and EBITDA results, within the Food Distribution segment. The Company will shift its focus and expertise to its produce distribution and Fresh Cut operations, which have been the hallmark of the Caito business. The Fresh Kitchen, which was acquired in 2017 as part of SpartanNash's acquisition of Caito Foods, is a newly constructed facility that cooks and packages fresh protein-based foods and complete meal solutions for a number of different customers.

The annual net sales impact of exiting the Fresh Kitchen operations will be approximately $20.0 million. Second quarter preliminary earnings from continuing operations include approximately $14.0 million of asset impairment expenses associated with Caito's Fresh Operations. The Company expects to complete its transition by the end of fiscal 2019.

Preliminary Second Quarter 2019 Results and Full Year Outlook

SpartanNash is providing preliminary results for the 12-week second quarter ended July 13, 2019, and an updated fiscal 2019 outlook. The Company expects net sales for the 12-week second quarter ended July 13, 2019 to be $2.00 billion compared to net sales of $1.90 billion for the second quarter of fiscal 2018.

For the 2019 second quarter and fiscal year the Company now expects the following:

Preliminary Results Second Quarter Ended July 13, 2019
Reported Loss from Continuing Operations	$(6.8) million
Reported EPS from Continuing Operations	$(0.19)
Adjusted Earnings from Continuing Operations	$12.2 million
Adjusted EPS from Continuing Operations	$0.34
Adjusted EBITDA	$44.3 million

	Previous Guidance Fiscal Year Ending December 28, 2019	Updated Guidance Fiscal Year Ending December 28, 2019
Net Sales Growth	Mid-single digits	Mid-single digits
Adjusted EBITDA	$190 - $205 million	$183 - $195 million
Adjusted EPS from Continuing Operations	$1.20 - $1.50	$1.20 - $1.35
Reported EPS from Continuing Operations	$0.70 - $1.04	$0.21 - $0.47

The Company's updated guidance for the fiscal year ending December 28, 2019 does not include costs associated with the CEO transition and costs from a non-recurring, supplemental, transition incentive program for eligible associates.

The Company's adjusted earnings per diluted share for the full fiscal year include adjustments totaling $32.0 million to $36.0 million after tax, which include after tax charges to terminate the Company's frozen pension plan of $7.0 million to $8.3 million for the remainder of the year and projected losses and disposition expenses associated with the Company's planned exit of its Fresh Kitchen operations of $3.7 million to $4.5 million. The financial update provided today is an estimate based on information available to management as of the date of this release and is subject to further changes upon completion of the Company's standard quarter end closing procedures. This update does not present all necessary information for an understanding of SpartanNash's financial condition as of July 13, 2019, nor its results of operations for the quarter then ended. A quantitative reconciliation of non-GAAP adjusted earnings per diluted share for the second quarter and full fiscal year 2019 will be provided as part of the Company's full second quarter financial results.

The Company does not plan to provide preliminary financial results in the future other than in unique circumstances, or in the event of a material event that requires disclosure. The Company will report full second quarter financial results on Wednesday, August 14, 2019 after the stock market closes and host a conference call to discuss its results on Thursday, August 15, 2019 at 8:00 a.m. ET.

About SpartanNash

SpartanNash (Nasdaq: SPTN) is a Fortune 400 company whose core businesses include distributing grocery products to a diverse group of independent and chain retailers, its corporate-owned retail stores and U.S. military commissaries and exchanges; as well as premier fresh produce distribution and fresh food processing. SpartanNash serves customer locations in all 50 states and the District of Columbia, Europe, Cuba, Puerto Rico, Bahrain, Djibouti and Egypt. SpartanNash currently operates 160 supermarkets, primarily under the banners of Family Fare Supermarkets, Martin's Super Markets, D&W Fresh Market, VG's Grocery, Dan's Supermarket and Family Fresh Market. Through its MDV military division, SpartanNash is a leading distributor of grocery products to U.S. military commissaries.

Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "outlook," "believe," "anticipates," "continue," "expects," "guidance," "trend," "on track," "encouraged" or "plan" or similar expressions. The statements in the "Outlook" section of this press release are inherently forward looking. Forward-looking statements relating to expectations about future results or events are based upon information available to SpartanNash as of today's date and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional risks and uncertainties include, but are not limited to, the Company's ability to compete in the highly competitive grocery distribution, retail grocery, and military distribution industries. Additional information concerning these, and other risks is contained in SpartanNash's most recently filed Annual Report on Form 10-K, recent Current Reports on Form 8-K and other SEC filings. All subsequent written and oral forward-looking statements concerning SpartanNash, or other matters and attributable to SpartanNash or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. SpartanNash does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

View source version on businesswire.com: https://www.businesswire.com/news/home/20190812005157/en/

Investor Contact:
Mark Shamber
Chief Financial Officer and Executive Vice President
(616) 878-8023

Media Contact:
Meredith Gremel
Vice President Corporate Affairs and Communications
(616) 878-2830